EXHIBIT 99.1

Company Contacts:	Jeff Hall
Chief Financial Officer
(408) 875-6800
jeff.hall@kla-tencor.com

Cary Halsted (Investment Community)
Vice President, Investor Relations
(408) 875-2406
cary.halsted@kla-tencor.com

Uma Subramaniam (Media)
Director, Corporate Communications
(408) 875-5473
uma.subramaniam @kla-tencor.com
FOR IMMEDIATE RELEASE
KLA-TENCOR REPORTS 2nd QUARTER OF FISCAL 2006 EARNINGS PER SHARE OF $0.38
($0.50 EXCLUDING EQUITY BASED COMPENSATION) ON REVENUE OF $488 MILLION
SAN JOSE, Calif., Jan. 26, 2006—KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its second quarter of fiscal 2006, ended December 31, 2005. The company reported net income of $77 million and earnings per diluted share of $0.38 on revenues of $488 million compared to net income of $77 million or $0.38 per diluted share on revenue of $484 million in the first quarter of fiscal 2006, and net income of $122 million or $0.61 per diluted share on revenue of $533 million in the second quarter of fiscal 2005. The results for the fiscal 2006 quarters include the impact from adoption of SFAS 123 (R) “Stock Based Compensation”. The company recorded after-tax equity-based compensation expenses of $25 million during the second quarter of fiscal 2006 and $24 million during the first quarter of fiscal 2006, in its costs and operating expenses. Excluding the impact of equity-based compensation, net income would have been $102 million or $0.50 per diluted share in the second quarter of fiscal 2006 and $101 million or $0.50 per diluted share for the first quarter of fiscal 2006.
“We continue to work closely with our customers to help them maximize their yield faster in the face of formidable technology and economic challenges,” stated Rick Wallace, chief executive officer of KLA-Tencor. “Demand for our solutions remains strong as semiconductor manufacturers count on us as a trusted partner that can help them realize greater profitability through faster product introduction cycles, accelerated transistor innovation and enhanced manufacturing efficiency.”
KLA-Tencor reported ending the quarter with approximately nine months of product-related shipment and revenue backlog. On a geographic basis, Korea, China and Singapore were 32 percent of orders, above
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KLA-TENCOR REPORTS RESULTS FOR Q1/FISCAL YEAR 2006 2 of 2	Page
their combined historical average of 20 percent; Japan was 21 percent of orders, higher than its historical average of 20 percent; Taiwan was 18 percent of orders, lower than its historical average of 20 percent; U.S. was 17 percent of orders, lower than its historical average of 25 percent; and Europe was 12 percent of orders, lower than its historical average of 15 percent.
KLA-Tencor’s financial position remained strong with cash, cash equivalents and marketable securities of $2.2 billion and no long term debt. Inventory increased by $16 million to $412 million compared to the prior quarter as a result of higher build plans to support increased customer demand. Accounts receivable increased by $65 million to $372 million compared to the prior quarter as a result of higher revenue in Japan.
Forward Looking Statements: Statements in this press release regarding the benefit to customers of KLA-Tencor’s products, demand for KLA-Tencor’s products and its future financial performance are forward-looking statements, and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations, and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: the demand for semiconductors and new and enhanced product offerings by competitors, cancellation of orders by customers and changing customer demands. For other factors that may cause actual results to differ materially from those projected, please refer to the company’s Form 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. Actual results could differ materially from those anticipated in forward-looking statements in this release as a result of certain factors, including those set forth in the risk factors described in the company’s SEC filings.
For comparison purposes, the company makes reference to certain net income and earnings per share results that were consistent with GAAP when presented in prior quarters, but are now inconsistent with GAAP due to changes in accounting standards. These results were reached by excluding non-cash, equity-based compensation expenses. We reference those results to allow a better comparison of results in the current period to those in prior periods. Our reference to these results from prior periods should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP.
About KLA-Tencor: KLA-Tencor is the world leader in yield management and process control solutions for semiconductor manufacturing and related industries. Headquartered in San Jose, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor was named one of the Best Managed Companies in America for 2005 by Forbes Magazine and is the only company in the semiconductor industry to receive the accolade for this year. KLA-Tencor is traded on the Nasdaq National Market under the symbol KLAC. Additional information about the company is available on the Internet at http://www.kla-tencor.com

KLA-Tencor Corporation
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

	December 31,	June 30,
	2005	2005

(In thousands)

ASSETS

Cash and marketable securities	$2,227,230	$2,195,186
Accounts receivable, net	371,873	333,218
Inventories	411,796	358,339
Land, property and equipment, net	387,839	385,222
Other assets	765,798	714,407

Total assets	$4,164,536	$3,986,372

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$79,142	$67,717
Deferred system profit	163,967	209,899
Unearned revenue	74,701	80,122
Other current liabilities	541,911	574,124

Total current liabilities	859,721	931,862

Minority interest in subsidiary	8,831	9,253

Stockholders’ equity:
Common stock and capital in excess of par value	1,098,263	943,322
Retained earnings	2,189,515	2,083,638
Accumulated other comprehensive income	8,206	18,297

Total stockholders’ equity	3,295,984	3,045,257

Total liabilities and stockholders’ equity	$4,164,536	$3,986,372

KLA-Tencor Corporation
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

	Three months ended		Six months ended
	December 31,		December 31,
	2005	2004	2005	2004

(In thousands, except per share data)

Revenues:
Product	$401,720	$454,945	$801,670	$897,241
Service	86,250	77,908	170,160	154,385

Total revenues	487,970	532,853	971,830	1,051,626

Costs and operating expenses:
Costs of revenues*	217,103	217,735	431,323	433,204
Engineering, research and development*	98,327	87,161	195,078	164,308
Selling, general and administrative*	96,025	72,449	188,076	141,639

Total costs and operating expenses	411,455	377,345	814,477	739,151

Income from operations	76,515	155,508	157,353	312,475

Interest income and other, net	16,685	7,777	31,461	14,762

Income before income taxes and minority interest	93,200	163,285	188,814	327,237

Provision for income taxes*	17,806	42,443	37,487	89,990

Income before minority interest	75,394	120,842	151,327	237,247

Minority interest	1,255	1,235	2,000	1,235

Net income	$76,649	$122,077	$153,327	$238,482

Net income per share:
Basic	$0.39	$0.62	$0.78	$1.22

Diluted	$0.38	$0.61	$0.76	$1.19

Weighted average number of shares:
Basic	198,236	195,681	197,824	195,976

Diluted	203,345	200,946	203,043	200,477

*includes the following amounts related to equity awards (in thousands):

	Three months ended December 31,		Six months ended December 31,
	2005	2004	2005	2004
Costs of revenues	$6,612	$—	$13,423	$—
Engineering, research and development	12,023	498	23,033	498
Selling, general and administrative	17,619	621	34,626	621
Provision for income taxes	(10,442)	(414)	(21,098)	(414)

Total	$25,812	$705	$49,984	$705